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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to Registration Statement (Form S-3) and related Prospectus of Bristol Retail Solutions, Inc. for the registration of 1,218,342 shares of its common stock and to the incorporation by reference therein of our report dated March 27, 1997, with respect to the consolidated financial statements of Bristol Retail Solutions, Inc. included in its Annual Report on Form 10-KSB/A for the year ended December 31, 1996 (as amended on April 16, 1998 and on June 10,
1998); of our report dated March 5, 1997, with respect to the financial statements of Automated Register Systems, Inc. included in its Form 8-K/A dated March 14, 1997; and of our report dated July 15, 1997, with respect to the financial statements of Electronic Business Machines, Inc. included in its Form 8-K/A dated August 12, 1997 filed with the Securities and Exchange Commission.


                                                               Ernst & Young LLP

Orange County, California
June 10, 1998